EXHIBIT 4.1

                                                                       EXHIBIT E

                                 IEXALT, INC.

                                FIRST ADDENDUM
                                      TO
                         REGISTRATION RIGHTS AGREEMENT

      THIS FIRST ADDENDUM TO REGISTRATION RIGHTS AGREEMENT (the "Addendum") dated June 30, 2000, to the Registration Rights Agreement dated June 28, 2000 (the "Agreement"), among iExalt, Inc., a Nevada corporation ("iExalt"), and the several holders of iExalt Common Stock ("Common Stock") named therein. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Agreement.

                             PRELIMINARY STATEMENT

      On June 30, 2000, iExalt entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement"), among iExalt, KCG Combination Corp. ("Merger Sub"), Keener Communications Group ("KCG"), and all of the shareholders of KCG, pursuant to which Merger Sub merged with and into KCG, with KCG being the surviving corporation (the "Merger"). In the Merger, the KCG shareholders received an aggregate of 450,000 shares of Common Stock (the "Merger Shares") in exchange for their respective KCG shares of capital stock.

      In connection with the Merger, iExalt agreed to grant certain registration rights with respect to 40,000 shares of the Merger Shares (the "Registrable Merger Shares"), and to add the KCG shareholders as parties to the Agreement for the purpose of including the Registrable Merger Shares under the Agreement, but specifically excluding the KCG Shareholders from the Put Rights included in
Section 2(b) of the Agreement.

      The Agreement provides that the registration rights granted under the Agreement can be extended to additional parties who become holders of the Common Stock subsequent to the date of that Agreement by iExalt entering into an addendum to the Agreement with such additional party. iExalt by this Addendum wishes to add the KCG Shareholders to the Agreement with respect to the Registrable Merger Shares.

      In consideration of the foregoing, the parties hereto agree as follows:

      1. AMENDMENT TO DEFINITIONS.

            (a) The definition of Stockholder in the Agreement is hereby amended to include Lamar H. Keener and Theresa L. Keener, the undersigned holders of Common Stock issued in the Merger.

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            (b) The definition of Registrable Common is hereby amended to include the shares of Common Stock set forth under the respective undersigned Stockholder's name on the signature page hereto. In connection therewith, the attached SCHEDULE I is hereby added as new SCHEDULE I to the Agreement.

      2. NO PUT RIGHTS. The undersigned Stockholders, Lamar H. Keener and Theresa L. Keener, are hereby specifically excluded as Stockholders for purposes of Section 2(b) of the Agreement, and thus, shall have no put rights granted pursuant to that provision of the Agreement.

      3. OTHER PROVISIONS REMAIN IN EFFECT. Except as modified herein, all provisions of the Agreement shall remain in full force and effect.

      4. EFFECTIVE TIME OF THIS ADDENDUM. This Addendum shall become effective at the Effective Time of the Merger as set forth in the Reorganization Agreement.

      5. COUNTERPARTS. This Addendum may be executed in one or more counterparts, and by the parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Attached hereto as EXHIBIT A is a true and correct copy of the Agreement, the undersigned stockholders each agree to be bound by the terms and provisions of the Agreement, as modified by this Addendum, with the same effect as if he or she, as the case may be, had been an original party thereto, except with respect to Section 2(b) thereof.

                            SIGNATURE PAGE FOLLOWS

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      IN WITNESS WHEREOF, the parties hereto have executed this First Addendum as of the date first above written.

                                IEXALT, INC.

                                By: /s/ JACK I. TOMPKINS
                                   -----------------------------------------
                                        Jack I. Tompkins,
                                        Chairman and Chief Executive Officer

                                STOCKHOLDERS:

                                /s/ LAMAR H. KEENER
                                --------------------------------------------
                                    Lamar H. Keener

                                No. of Registrable Merger Shares: 20,000 SHARES

                                /s/ THERESA L. KEENER
                                --------------------------------------------
                                    Theresa L. Keener

                                No. of Registrable Merger Shares: 20,000 SHARES

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                                                                      SCHEDULE I

                                PremierCare, LLC
                     Share Eligible for Registration Rights

PremierCare Investors, Inc. ..................................
          Steve E. Hicks .....................................            11,318
          Daniel M. Cain .....................................            11,318
          Barbara H. Claiborn ................................            11,318
          John H. Short ......................................            11,318
          Debra White Lockwood ...............................             4,000
                                                                 ---------------
            Subtotal for PCII ................................            49,272
                                                                 ---------------

Premier Behavorial Healthcare, Inc. ..........................
          Donald W. Sapaugh ..................................            22,830
          M. Stephen May .....................................            24,898
          Charles H. Caperton ................................             3,000
                                                                 ---------------
             Subtotal for PBH ................................            50,728
                                                                 ---------------

          Total for PremierCare ..............................           100,000
                                                                 ===============

Keener Communications Group
          Lamar H. Keener ....................................            20,000
          Theresa L.. Keener .................................            20,000
                                                                 ---------------
             Total for Keener
          Communications Group ...............................            40,000
                                                                 ===============

                 Grand Total: ................................           140,000
                                                                 ===============

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